Exhibit 99.(a)(1)(F)

Election Form: Offer to Amend Eligible 409A Options

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                                                Election Info

Silicon Storage Technology, Inc.

ELECTION FORM: OFFER TO AMEND ELIGIBLE 409A OPTIONS

Name:                                          REGULAR USER                                                                                            Employ ID:  ABC

Address:                                        SAN JOSE CA 95110 UNITED STATES

This table lists your Eligible 409A Options.  If you wish to accept the Offer to Amend as to any one of  your Eligible 409A Options, you must accept the Offer to Amend as to all of your Eligible 409A Options.

Check ONE of these boxes to make your election:

Amend All Eligible 409A Options                Amend NO Eligible 409A Options

Original Grant

Date                                                                                            Option

Number                                                                                         Original

Exercise

Price                                                                                           Number of Shares

Currently Subject to

Eligible 409A

Options                                                                                         Revised

Measurement

Date                                                                                            Adjusted

Exercise Price

Dec 10, 2005                                                                                    3                                                                                                $                                               3.45                                                                                                50                                                                                                Dec 12, 2005                                                                                            $                                               4.15

Note: If you have elected NOT to accept the Offer to Amend your Eligible 409A Options:

1.                                              You will be solely responsible for any income taxes, penalties and interest payable, including under Section 409A, which may exceed 80% of the value of your Eligible 409A Options, and which may be imposed even if you never exercise your Eligible 409A Options.

2                                               You will NOT be eligible to participate in the Option to Replace as to any of your Eligible Underwater Options.

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